UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.

Date of Report: September 15, 2008
(Date of earliest event reported)

Prospect Capital Corporation
(Exact name of registrant as specified in its charter)

MD	333-114552	43-2048643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10 East 40th Street, 44th Floor, New York, New York 10016	10016
(Address of principal executive offices)	(Zip Code)

212 448-0702
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Directors

On September 15, 2008, the Board of Directors (the “Board”) of Prospect Capital Corporation (the “Company”) appointed Graham D.S. Anderson as a member of its Board to fill a newly created Board seat.  Mr. Anderson will serve as a Class I member of the Board and will serve as a member of the Audit Committee and the Nominating and Corporate Governance Committee.

Mr. Anderson has served as General Partner of Euclid SR Partners from 1996 to present.  Mr. Anderson currently serves as a member of the Board of Directors of Acurian, Inc. (a clinical trial recruitment company), FatWire Software Corp. (a web content management company), iJet Risk Management (an operational risk management information company), Plateau Systems Limited (a human capital management software company) and SkinMedica Inc. (a dermatology and cosmeceuticals company).

For his services as a member of the Board of the Company, Mr. Anderson is entitled to receive the same compensation as the other independent directors of the Board.

There are no understandings or arrangements between Mr. Anderson or any other person and the Company or any of its subsidiaries pursuant to which Mr. Anderson was selected to serve as a member of the Company’s Board of Directors.  There are no family relationships between Mr. Anderson and any director or executive officer and there are no transactions between Mr. Anderson or any of his immediate family members and the Company or any of its subsidiaries.

Item 9.01.	Financial Statements and Exhibits

(a) Financial statements:
None
(b) Pro forma financial information:
None
(c) Shell company transactions:
None
(d) Exhibits
None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 19, 2008		PROSPECT CAPITAL CORPORATION

	By:	/s/ John F. Barry III
John F. Barry III
Chief Executive Officer